QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.2

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[RESTRICTED SECURITIES LEGEND:][THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE OR INTEREST OR PARTICIPATION THEREIN, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS (OR SUCH PERIOD AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OF FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE

REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

No. CUSIP No.	Principal Amount $ , as revised by the Schedule of Increases and Decreases in Global Security attached hereto

Cintas Corporation No. 2
5 1/8% Senior Notes due 2007
Payment of Principal, Premium, if any, and Interest
Unconditionally Guaranteed, Jointly and Severally,
by Cintas Corporation and
Certain Subsidiaries of Cintas Corporation

        Cintas Corporation No. 2, a corporation duly organized and existing under the laws of Nevada (hereinafter called the "Company", which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., c/o Depository Trust Company, 55 Water Street, New York, New York 10041, or registered assigns, the principal sum of                        Million Dollars ($                        ) as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on June 1, 2007, and to pay interest thereon from May 28, 2002 or from the most recent date to which interest has been paid or duly provided for, semiannually on June 1 and December 1 in each year (each, an "Interest Payment Date"), commencing on December 1, 2002, at the rate of 5 1/8% per annum (subject to increase as provided in the Registration Rights Agreement (as defined below)), until the principal hereof and premium, if any, hereon is paid or duly made available for payment, and on any overdue principal or premium, if any, and (to the extent that payment of such interest is lawful) on any overdue installment of interest at the same rate per annum during the period in which such principal or premium, if any, or interest remains unpaid. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day (as defined below)), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company or, if applicable, the Guarantor maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to the Depository Trust Company or any successor depository ("DTC") may be made by wire transfer to the account designated by DTC or such successor depository in writing.

        If any Interest Payment Date or Maturity Date falls on a day that is not a Business Day, the related payment of principal, premium, if any, and interest on the Notes will be made on the next succeeding Business Day with the same force and effect as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity Date, as the case may be, to the next succeeding Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated by law, regulation or executive order to close.

        Payments of interest hereon with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        This Note is one of a duly authorized series of Securities of the Company (herein called the "Notes") issued or to be issued under an Indenture dated as of May 28, 2002 (herein called, together with all indentures supplemental thereto, the "Indenture") by and among the Company, Cintas Corporation (the "Parent Guarantor"), Affirmed Medical, Inc., American First Aid Company, Cintas Corporation No. 3, Cintas Corporation No. 8, Cintas Corporation No. 15, Cintas—R.U.S., L.P., Cintas First Aid Holdings Corporation, a Nevada corporation, LLT, Inc., Respond Industries, Incorporated, and Xpect First Aid Corporation, as guarantors (the "Initial Subsidiary Guarantors" and, together with the Parent Guarantor and each other subsidiary of the Company that pursuant to the terms of the Indenture guarantees the Company's obligations under such Indenture, in each case in such entity's capacity as guarantor, the "Guarantors") to Wachovia Bank, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the Notes), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited (subject to exceptions provided in the Indenture) to the aggregate principal amount specified in the Officers' Certificate dated May 28, 2002 establishing the terms of the Notes pursuant to the Indenture; provided that the Company may, without the consent of Holders, reopen this series of Securities and issue additional Notes, so as to increase the aggregate principal amount of the Notes Outstanding upon the terms and subject to the conditions set forth in the Indenture so long as any such additional Notes have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid interest as the Notes then Outstanding).    The Notes are issuable only in registered form without coupons in the denominations specified in the Officers' Certificate dated May 28, 2002 establishing the terms of the Notes, all as more fully provided in the Indenture and such Officers' Certificate. As provided in the Indenture and in such Officers' Certificate, and subject to certain limitations set forth in the Indenture, such Officers' Certificate and in this Note, the Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series in different authorized denominations, as requested by the Holders surrendering the same.

        The Notes are unconditionally guaranteed as to the due and punctual payment of principal, premium, if any, and interest in respect thereof by the Guarantors as evidenced by their guarantees (the "Guarantees") included in the Indenture and set forth hereon. The Guarantees are direct and unconditional obligations of such Guarantors and rank and will rank equally in priority of payment and in all other respects with all other unsecured and unsubordinated obligations of such Guarantors now or hereafter outstanding.

        The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of May 28, 2002, by and among the Company, the Guarantors and the Initial Purchasers named therein (as the same may be amended from time to time, the "Registration Rights Agreement"). In the event that the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated or a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) with respect to the Notes is not declared effective on or prior to the date that is 180 days after the Closing Date (as such term is defined in the Registration Rights Agreement) then the interest rate borne by the Notes shall be increased by one-quarter of one percent (0.25%) per annum commencing the date that is 180 days after the Closing Date until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective by the Securities and Exchange Commission (the "Commission") provided, that in the case of a Shelf Registration Statement, if the Company and the Guarantors are unable to cause such Shelf Registration Statement to become effective because the Holders of Notes have not provided information with respect to themselves as required by law to be included therein pursuant to the Company's or the Guarantors' request as provided in the Registration Rights Agreement, such one-quarter of one percent (0.25%) increase in the interest rate shall be payable only to the Holders that have furnished such information required by law to be included therein to the Company or the Guarantors pursuant to its request under the Registration Rights Agreement from but excluding the date such information is provided to the Company or the Guarantors to but excluding the date the Shelf Registration Statement is declared effective by the Commission.

        This Note is redeemable at the option of the Company, in whole or in part at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of this Note to be redeemed and (ii) the sum, as determined by the Independent Investment Banker (as defined below), of the present values of the remaining scheduled payments of principal and interest on this Note to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, and accrued but unpaid interest thereon to the redemption date.

        "Treasury Rate" means, with respect to any redemption date for the Notes, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date of the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issuer will be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month) or (ii) if the release referred to in clause (i) (or any successor release) is not published during the week preceding the calculation date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

        "Comparable Treasury Price" means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations obtained by the Trustee for such redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations, or if the Trustee is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Trustee.

        "Independent Investment Banker" means Banc One Capital Markets, Inc., or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee and reasonably acceptable to the Company or, if applicable, the Guarantor.

        "Reference Treasury Dealer" means Banc One Capital Markets, Inc., (and its successors) and three other primary U.S. government securities dealers in New York City selected by the Independent Investment Banker (each, a "Primary Treasury Dealer"); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the Notes, an average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the Note (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the Holder hereof at its address as such address shall appear in the Security Register of the Company. Unless the Company defaults in payment of the redemption price and accrued interest on and after the redemption date, interest will cease to accrue on the principal amount of this Note called for redemption.

        Except as provided above, this Note is not redeemable by the Company prior to maturity and is not subject to any sinking fund.

        If an Event of Default with respect to the Notes shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and, if applicable, the Guarantors and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and, if applicable, the Guarantors, and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and, if applicable, the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company and the Guarantors, which are absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

        As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note is registerable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company or the Guarantors in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Guarantors, the Security Registrar and the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

        Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and none of the Company, the Guarantors, the Trustee or any such agent shall be affected by notice to the contrary.

        The Indenture contains provisions whereby (i) the Company or the Guarantors may be discharged from their obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company or the Guarantors may be released from their obligations under specified covenants and agreements in the Indenture, in each case if the Company or any Guarantor irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

        This Note shall be governed by and construed in accordance with the laws of the State of New York.

        All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        Unless the certificate of authentication hereon has been duly executed by the Trustee referred to below, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or by facsimile by an authorized signatory.

Dated:
[SEAL]		CINTAS CORPORATION NO.2 as Issuer

		By:	Name: Title:

Attest:

By:	Name: Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WACHOVIA BANK, NATIONAL ASSOCIATION as Trustee

By:	Authorized Signatory

GUARANTEE

        For value received, each of the undersigned hereby irrevocably and unconditionally guarantees (subject to release, if applicable, upon the terms set forth in the Indenture), jointly and severally, on a senior basis to the Holder of this Note and to the Trustee, on behalf of the Holder, (i) due and punctual payment of principal, premium, if any, and interest on this Note, when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration or otherwise, the due and punctual payment of interest on the overdue principal of (and premium, if any) and interest, if any, on this Note, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holder of this Note or the Trustee all in accordance with the terms of this Note and the Indenture and (ii) in the case of any extension of time of payment or renewal of this Note or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by declaration of acceleration or otherwise. This Guarantee will not be valid or obligatory for any purpose until the Trustee duly executes the certificate of authentication on the Note upon which this Guarantee is endorsed.

Dated:	Cintas Corporation a Washington corporation;
Affirmed Medical, Inc., a California corporation;
American First Aid Company, a Maryland corporation;
Cintas Corporation No. 3, a Nevada corporation;
Cintas Corporation No. 8, a Nevada corporation;
Cintas Corporation No. 15, a Nevada corporation;
Cintas—R.U.S., L.P., a Texas limited partnership;
Cintas First Aid Holdings Corporation, a Nevada corporation;
LLT, Inc., a Virginia corporation;
Respond Industries, Incorporated, a Colorado corporation;

Xpect First Aid Corporation, a Kansas corporation;

By:	Authorized Signatory for each of the Guarantors

Attest:

By:	Authorized Signatory for each of the Guarantors

ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common UNIF GIFT MIN ACT — Custodian
TEN ENT	—	as tenants by the entireties (Cust) (Minor)
JT TEN	—	as joint tenants with right of survivorship Under Uniform Gifts to Minors and not as tenants in common Act
(State)

Additional abbreviations may also be used though not in the above list.

        FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

        PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:

Notice:    The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

        In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1	☐	acquired for the undersigned's own account, without transfer; or
2	☐	transferred to the Company; or
3	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or
4	☐	transferred pursuant to an effective registration statement under the Securities Act; or
5	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or
6	☐
transferred in a minimum purchase amount of $250,000 to an institutional "accredited investor" (as defined in Rule 501(a)(l), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements that it is acquiring this Notes for investment and not with a view to, or for offer or sale in connection with, any distribution (as contemplated in the Securities Act) or fractionalization thereof or with any intention of reselling the Note or any part thereof, subject to any requirement of law that the disposition of its property will be at all times within its control and subject to its ability to resell this Note pursuant to Rule 144A, Regulation S or other exemption from registration available under the Securities Act; or
7	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

        Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:
(Signature must be guaranteed)	Signature

        The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

        The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and the Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

[TO BE ATTACHED TO GLOBAL NOTE]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

        The following increases or decreases in this Global Note have been made

Date of Exchange	Amount of increase in Principal Amount of this Global Note	Amount of decrease in Principal Amount of this Global Note	Principal Amount of this Global Note following each decrease or increase	Signature of authorized signatory of Trustee

QuickLinks

  Exhibit 4.2
Cintas Corporation No. 2 5–1/8% Senior Notes due 2007
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
GUARANTEE
ABBREVIATIONS
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE